SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

MIRANT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-3538156
(State of Incorporation or Organization)	(IRS Employer Identification Number)

1155 Perimeter Center West, Suite 100 Atlanta, Georgia	30338
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Preferred Stock Purchase Rights	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Each Class)

Item 1.    Description of Registrant’s Securities to be Registered.

Reference is hereby made to the Registration Statement on Form 8-A filed by Mirant Corporation (“Mirant”) with the Securities and Exchange Commission on March 27, 2009, relating to the Rights Agreement between Mirant and Mellon Investor Services LLC, as Rights Agent, dated as of March 26, 2009 (the “Rights Agreement”), as amended by the First Amendment to the Rights Agreement (the “First Amendment”) on February 25, 2010, and the Second Amendment, dated as of April 28, 2010 (the “Second Amendment”), and the Amendments to the Registration Statement on Form 8-A/A filed by Mirant on February 26, 2010 and April 28, 2010. Such Registration Statement on Form 8-A, as amended, is hereby incorporated by reference herein.

On December 3, 2010, Mirant entered into a third amendment (the “Third Amendment”) to the Rights Agreement. The Third Amendment provides that Rights Agreement and the Rights (as defined in the Rights Agreement) established thereby will terminate in all respects immediately prior to the Effective Time (as defined in the Agreement and Plan of Merger, dated as of April 11, 2010, by and among RRI Energy, Inc., RRI Energy Holdings, Inc. and Mirant).

The foregoing description is qualified in its entirety by reference to the Rights Agreement, the First Amendment, the Second Amendment and the Third Amendment, which are filed hereto as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, and are incorporated herein by reference.

Item 2.    Exhibits.

Exhibit No.	Description

4.1	Rights Agreement, dated as of March 26, 2009, between Mirant Corporation and Mellon Investor Services LLC (incorporated by reference to Exhibit 4.1 to Mirant Corporation’s Form 8-K filed on March 27, 2009).

4.2	First Amendment to the Rights Agreement, dated as of February 25, 2010, between Mirant Corporation and Mellon Investor Services LLC (incorporated herein by reference to Exhibit 4.26 to Mirant Corporation’s Form 10-K filed on February 26, 2010).

4.3	Second Amendment to the Rights Agreement, dated as of April 28, 2010, between Mirant Corporation and Mellon Investor Services LLC (incorporated by reference to Exhibit 4.1 to Mirant Corporation’s Form 8-K filed on April 28, 2010).

4.4	Third Amendment to the Rights Agreement, dated as of December 3, 2010, between Mirant Corporation and Mellon Investor Services LLC.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MIRANT CORPORATION

Date: December 3, 2010	By:	/s/ Steven Nickerson
Name: Steven Nickerson
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Description

4.1	Rights Agreement, dated as of March 26, 2009, between Mirant Corporation and Mellon Investor Services LLC (incorporated by reference to Exhibit 4.1 to Mirant Corporation’s Form 8-K filed on March 27, 2009).

4.2	First Amendment to the Rights Agreement, dated as of February 25, 2010, between Mirant Corporation and Mellon Investor Services LLC (incorporated herein by reference to Exhibit 4.26 to Mirant Corporation’s Form 10-K filed on February 26, 2010).

4.3	Second Amendment to the Rights Agreement, dated as of April 28, 2010, between Mirant Corporation and Mellon Investor Services LLC (incorporated by reference to Exhibit 4.1 to Mirant Corporation’s Form 8-K filed on April 28, 2010).

4.4	Third Amendment to the Rights Agreement, dated as of December 3, 2010, between Mirant Corporation and Mellon Investor Services LLC.